SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003 (April 14, 2003)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
PRESS RELEASE

Item 9. Regulation FD Disclosure.

     On April 14, 2003, Psychiatric Solutions, Inc. (the “Company”) issued a press release providing updated earnings guidance for the year ending December 31, 2003, assuming the completion of the Company’s acquisition of Ramsay Youth Services, Inc. by July 1, 2003. The press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

Exhibit No.	Description

99	Press Release: PSYCHIATRIC SOLUTIONS RAISES EARNINGS GUIDANCE FOR 2003 TO A RANGE OF $0.65 TO $0.70 PER SHARE, ASSUMING COMPLETION OF RAMSAY YOUTH SERVICES ACQUISITION

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Brent Turner Brent Turner Vice President, Treasurer and Investor Relations

Date: April 15, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release: PSYCHIATRIC SOLUTIONS RAISES EARNINGS GUIDANCE FOR 2003 TO A RANGE OF $0.65 TO $0.70 PER SHARE, ASSUMING COMPLETION OF RAMSAY YOUTH SERVICES ACQUISITION